FOR IMMEDIATE RELEASE


Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

           Applebee's International Reports January Comparable Sales;
 Fourth Quarter 2006 Earnings Conference Call to be Broadcast over the Internet

OVERLAND PARK, KAN., January 31, 2007 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended January 28, 2007.

System-wide domestic comparable sales decreased 5.8 percent for the January period, and comparable sales for domestic franchise restaurants decreased 5.5 percent. Comparable sales for company restaurants decreased 6.6 percent, reflecting a decrease in guest traffic of approximately 8.0 percent, combined with a higher average check, which includes the impact of a menu price increase of approximately 1.4 percent taken during the second week of the month.

The negative impact of severe winter weather on January system-wide comparable sales is estimated to be approximately 1.0 to 1.5 percent, with company restaurants affected by approximately 2.5 to 3.0 percent and franchise restaurants affected by approximately 0.5 to 1.0 percent.

The company will release fourth quarter and fiscal year 2006 results after the market closes on February 14, 2007, and a conference call will be held on Thursday morning, February 15, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of January 28, 2007, there were 1,936 Applebee's restaurants operating system-wide in 49 states and 17 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

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